Exhibit 99.1

IEC ANNOUNCES FISCAL 2020 THIRD QUARTER RESULTS

•REVENUE OF $47.4 MILLION; UP 17% YEAR OVER YEAR
•GROSS MARGIN OF 14%
•GENERATED $6.0 MILLION OF OPERATING CASH FLOW

Newark, New York, August 5, 2020 - IEC Electronics Corp. (Nasdaq: IEC) today announced results for the fiscal 2020 third quarter and nine months ended June 26, 2020.

IEC reported revenues of $47.4 million for the third quarter of fiscal 2020, an increase of 17% as compared to revenues of $40.3 million for the third quarter of the year ended September 30, 2019 (“fiscal 2019”) and a sequential increase of 7% compared to revenues of $44.2 million in the second quarter of fiscal 2020. Gross profit for the third quarter of fiscal 2020 was $6.6 million, or 14% of sales, compared to gross profit of $5.6 million, or 13.9% of sales in the third quarter of fiscal 2019. Selling and administrative expenses were $3.7 million in the third quarter of fiscal 2020, consistent with the third quarter of fiscal 2019, and decreased as a percent of sales to 7.8% as compared to 9.2% in the third quarter of fiscal 2019. Operating income was $3.0 million for the third quarter of fiscal 2020, an increase of $1.1 million, or 57% when compared to the same quarter in the prior fiscal year. The Company reported net income of $2.1 million, or $0.20 per basic and diluted share for the third quarter of fiscal 2020, compared to net income of $1.2 million, or $0.12 per basic and $0.11 per diluted share in the third quarter of fiscal 2019. The Company also reported operating cash flow of $6.0 million during the third quarter of fiscal 2020, as compared to a $0.4 million use of cash flow from operations for the same period in fiscal 2019.

For the first nine months of fiscal 2020, the Company reported revenues of $136.3 million, an increase of 21% as compared to revenues of $113.1 million for the first nine months of fiscal 2019. Gross profit for the first nine months of fiscal 2020 was $17.4 million, or 12.8% of sales, which includes the negative impact of a one-time inventory reserve of $1.0 million related to a reorganization at one of the Company’s customers in the medical sector, compared to gross profit of $15.3 million, or 13.5% of sales in the first nine months of fiscal 2019. Selling and administrative expenses were $10.2 million in the first nine months of fiscal 2020, or 7.5% of sales, as compared to $10.4 million, or 9.2% percent of sales, in the first nine months of fiscal 2019. Operating income was $7.2 million for the first nine months of fiscal 2020, an increase of 48% when compared to the same period in the prior fiscal year. The Company reported net income of $4.8 million, or $0.46 per basic and $0.45 per diluted share for the first nine months of fiscal 2020, compared to net income of $3.0 million, or $0.28 per basic and diluted share in the first nine months of fiscal 2019. Adjusted for the impact of the one-time inventory reserve, taken in the first quarter of fiscal 2020, adjusted net income per common share would have been $0.54 per basic and $0.52 per diluted share for the nine months ended June 26, 2020. Please see the reconciliation tables included in this release for further information regarding these non-GAAP measures. The Company also reported operating cash flow of $7.8 million during the first nine months of fiscal 2020, as compared to a $9.2 million use of cash flow from operations for the same period in fiscal 2019.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “IEC delivered a strong third quarter as demonstrated by revenue of $47.4 million, representing growth of 17% year over year, as well as a sequential increase of 7% compared to the second quarter of fiscal 2020. Just a year ago, we achieved a Company milestone by breaking through our internal $40.0 million quarterly revenue threshold, at which time we reset our internal quarterly revenue benchmark to $45.0 million. Despite the challenging economic and public health landscape of the past several months, we solidly surpassed that revenue benchmark in the

Exhibit 99.1
quarter, as well as delivered gross margins of 14%, which we believe is amongst the highest in our industry, which is a testament to our growing role as a highly capable and reliable electronic manufacturing solutions provider for complex products in highly regulated industries, and also demonstrates the resilience of our employees who have continued to get the job done while navigating a pandemic.

“We continue to generate bookings from a diverse base of customers and remain focused on end markets that value our exclusively U.S.-based production model and who recognize the advantages of our vertically integrated manufacturing solutions for mission critical and life-saving products. Our pipeline and backlog remain strong as we continue to have success attracting new business from new customers and in securing new projects from existing customers and we believe this momentum contributes significantly to our ability to consistently deliver strong organic results, that continue to grow at better than industry rates.”

Mr. Schlarbaum concluded, “Our focus remains on strengthening our capabilities to meet the high complexity manufacturing needs of our customers as a highly capable and reliable electronic manufacturing solutions provider. We continue to see increased interest from the marketplace and believe we are positioned well to achieve continued organic growth and profitability as we close out fiscal 2020.”

Conference Call

IEC will host a conference call today, Wednesday, August 5, 2020 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2020 third quarter ended June 26, 2020.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 35725.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at https://www.webcaster4.com/Webcast/Page/2149/35725. An online replay will be available shortly after the call.

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2015, AS9100D, ISO 13485, and is Nadcap accredited. IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements

References in this release to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify

Exhibit 99.1
forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: the impact of the coronavirus (“COVID-19”) pandemic on our business, including our supply chain, workforce and customer demand; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; unforeseen product failures and the potential product liability claims that may be associated with such failures; technological, engineering and other start-up issues related to new programs and products; variability and timing of customer requirements; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; the ability to realize the full value of our backlog; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; variability of our operating results; our ability to maintain effective internal controls over financial reporting; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Exhibit 99.1

Company Contact:
Thomas L. Barbato
Senior Vice President and Chief Financial Officer
IEC Electronics Corp.
(315) 332-4493
tbarbato@iec-electronics.com

Agency Contact:
John Nesbett/Jennifer Belodeau
IMS Investor Relations
(203) 972 - 9200
jnesbett@institutionalms.com

Exhibit 99.1
IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 26, 2020 and SEPTEMBER 30, 2019
(unaudited; in thousands, except share and per share data)

	June 26, 2020	September 30, 2019
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	30,320	27,618
Unbilled contract revenue	10,517	9,529
Inventories	46,863	44,267
Federal income tax receivable	1,034	517
Other current assets	1,386	1,454
Total current assets	90,120	83,385

Property, plant and equipment, net	20,114	19,433
Deferred income taxes	5,403	7,154
Operating lease right-of-use assets, net of accumulated amortization	260	—
Other long-term assets	1,190	860
Total assets	$117,087	$110,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,371
Current portion of operating lease obligation	60	—
Current portion of finance lease obligation	427	338
Accounts payable	22,395	23,690
Accrued payroll and related expenses	2,923	3,174
Other accrued expenses	366	668
Customer deposits	20,439	13,229
Total current liabilities	46,610	42,470

Long-term debt	25,373	28,910
Long-term operating lease obligation	200	—
Long-term finance lease obligation	6,727	6,685
Other long-term liabilities	1,435	1,527
Total liabilities	80,345	79,592

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,486,214 and 11,394,036 shares, respectively
Outstanding: 10,430,726 and 10,338,548 shares, respectively	104	103
Additional paid-in capital	48,676	48,001
Accumulated deficit	(10,449)	(15,275)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	36,742	31,240
Total liabilities and stockholders’ equity	$117,087	$110,832

Exhibit 99.1
IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE and NINE MONTHS ENDED JUNE 26, 2020 and JUNE 28, 2019
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019

Net sales	$47,364	$40,324	$136,269	$113,059
Cost of sales	40,722	34,719	118,885	97,808
Gross profit	6,642	5,605	17,384	15,251

Selling and administrative expenses	3,678	3,721	10,194	10,402
Operating income	2,964	1,884	7,190	4,849

Interest and financing expense	300	452	1,111	1,160
Income before income taxes	2,664	1,432	6,079	3,689

Income tax expense	550	221	1,253	736

Net income	$2,114	$1,211	$4,826	$2,953

Net income per common share:
Basic	$0.20	$0.12	$0.46	$0.28
Diluted	$0.20	$0.11	$0.45	$0.28

Weighted average number of shares outstanding:
Basic	10,424,056	10,332,548	10,388,872	10,294,173
Diluted	10,758,092	10,642,403	10,697,288	10,556,953

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS of CASH FLOWS
NINE MONTHS ENDED JUNE 26, 2020 and JUNE 28, 2019
(unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,114	$1,211	$4,826	$2,953
Non-cash adjustments:
Stock-based compensation	189	117	526	415
Depreciation and amortization	855	757	2,442	2,047
Change in reserve for doubtful accounts	46	9	94	(30)
Change in inventory reserve and warranty reserve	(70)	(70)	1,226	19
Deferred tax expense	550	221	1,751	732
Amortization of deferred gain	(29)	(29)	(86)	(85)
Changes in operating assets and liabilities:
Accounts receivable	(3,827)	1,201	(2,796)	(1,414)
Unbilled contract revenue	84	(1,262)	(988)	(2,972)
Inventories	(1,763)	(5,938)	(3,818)	(14,485)
Federal income tax receivable	—	—	(517)	—
Other current assets	335	(93)	68	(146)
Other long-term assets	(214)	(183)	(330)	(436)
Accounts payable	1,583	2,655	(1,188)	1,293
Change in book overdraft position	124	320	(107)	(602)
Accrued expenses	1,341	1,169	(557)	1,389
Customer deposits	4,637	(476)	7,210	2,155
Net change in lease right-of-use assets and liabilities	1	—	—	—
Other long-term liabilities	—	—	—	(75)
Net cash flows provided by/(used in) operating activities	5,956	(391)	7,756	(9,242)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(1,716)	(314)	(3,067)	(1,119)
Proceeds from disposal of property, plant and equipment	—	20	—	20
Net cash flows used in investing activities	(1,716)	(294)	(3,067)	(1,099)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facility	18,843	18,036	55,523	57,343
Repayments of revolving credit facility	(19,742)	(16,943)	(56,505)	(46,331)
Borrowings under other loan agreements	—	—	—	391
Repayments under other loan agreements	(3,219)	(321)	(3,904)	(889)
Payments under finance lease	(102)	(78)	(284)	(230)
Proceeds received from lease financing obligation	—	—	415	—
Debt issuance costs	(84)	(21)	(84)	(27)
Proceeds from exercise of stock options	23	27	161	79
Proceeds from employee stock plan purchases	47	33	87	53
Cash paid for taxes upon vesting of restricted stock	(6)	(48)	(98)	(48)
Net cash flows (used in)/provided by financing activities	(4,240)	685	(4,689)	10,341

Net cash change for the period	—	—	—	—
Cash, beginning of period	—	—	—	—
Cash, end of period	$—	$—	$—	$—

Exhibit 99.1

IEC ELECTRONICS CORP.
NON-GAAP FINANCIAL MEASURES RECONCILIATION TABLE
NINE MONTHS ENDED JUNE 26, 2020
(unaudited; in thousands, except share and per share data)

Nine Months Ended
June 26, 2020
Reconciliation to adjusted gross profit:
Gross profit	$17,384
Non-cash charge (1)	987
Adjusted gross profit	$18,371

Reconciliation to adjusted gross margin:
Gross margin	12.8%
Non-cash charge (1)	0.7%
Adjusted gross margin	13.5%

Reconciliation to adjusted net income:
Net income	$4,826
Non-cash charge (1)	987
Income tax effect (2)	(207)
Adjusted net income	$5,606

Reconciliation to adjusted net income per common share:
Net income per common share, basic	$0.46
Non-cash charge, net of tax (1)(2)	0.08
Adjusted net income per common share, basic	$0.54

Net income per common share, diluted	$0.46
Non-cash charge, net of tax (1)(2)	0.07
Adjusted net income per common share, diluted (3)	$0.52

(1) A non-cash charge related to the increase in our excess and obsolete inventory reserve due to the Chapter 11 bankruptcy filing of a customer of IEC.
(2) The income tax effect related to the non-cash charge was calculated using an effective tax rate of 21%.
(3) Adjusted net income per common share, diluted is calculated based on adjusted net income and reflects the dilutive impact of shares, where applicable, based on adjusted net income.

Non-GAAP Financial Measures

In addition to reporting net income, net income per share basic and diluted, gross profit and gross margin, U.S. generally accepted accounting principle (“GAAP”) measures, we present adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, which are non-GAAP measures, to reflect the impact of a one-time inventory reserve related to a Chapter 11 reorganization at one of the Company’s customers in the medical sector. The Company’s management believes these non-GAAP measures are important measures of our performance because it allows management, investors and others to evaluate and compare our performance from period to period by removing the impact of the one-time inventory reserve. Adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, are not measures of financial performance under GAAP and are not calculated

Exhibit 99.1
through the application of GAAP. As such, they should not be considered as a substitute for the GAAP measures of net income, net income per basic and diluted share, gross profit and gross margin, and therefore, should not be used in isolation of, but in conjunction with, the GAAP measures. These non-GAAP measures may produce results that vary from the GAAP measures and may not be comparable to a similarly titled non-GAAP measure used by other companies.